LEE ENTERPRISES, INCORPORATED

                   PROXY FOR ANNUAL MEETING--JANUARY 25, 2000

            COMBINED PROXY FOR COMMON STOCK AND CLASS B COMMON STOCK

         The undersigned hereby appoints Richard D. Gottlieb, J. P. Guerin, and Phyllis Sewell, and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote as indicated herein, all the Common shares, and Class B Common shares of Lee Enterprises, Incorporated held of record by the undersigned on December 1, 1999, at the annual meeting of stockholders to be held on January 25, 2000, or any postponements or adjournments thereof, with all the powers the undersigned would possess if then and there personally present.

            You are encouraged to specify your choices by marking the
              appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The above-named proxies cannot vote your shares unless you sign and return this card.







                             FOLD AND DETACH HERE
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      ALL STOCKHOLDERS ARE URGED TO VOTE THEIR PROXY AS EARLY AS POSSIBLE.
            PARTICIPANTS HOLDING SHARES THROUGH ANY OF THE COMPANY'S
              EMPLOYEE BENEFIT PLANS ARE URGED TO VOTE THEIR SHARES
                   NO LATER THAN JANUARY 20, 2000 IN ORDER TO
          ENSURE COMPLETE VOTING BY THE APPLICABLE PLAN ADMINISTRATOR.

                PLEASE SEE REVERSE SIDE FOR INFORMATION ON VOTING
                      YOUR PROXY BY TELEPHONE OR INTERNET.

Please mark your
Votes as in this
Example.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. EVERY PROPERLY SIGNED PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, PROXIES WILL BE VOTED FOR
ITEM 1 AND IN THE DISCRETION OF MANAGEMENT IN CONNECTION WITH ITEM 2.


                  The Board of Directors Recommends a vote FOR:

1.  ELECTION OF DIRECTORS                                          2.  In their discretion, upon such other
                                                                       matters as may properly come before
                                                                       the meeting.

                                                                       For  Against  Abstain

FOR all nominees  [ ]  WITHHOLD       [ ] 01 William E. Mayer          [ ]    [ ]      [ ]
listed above           AUTHORITY          02 Gregory P. Schermer
(except as marked      to vote for all    03 Mark Vittert
to the contrary        nominees listed    04 J.P. Guerin
below).                above.

For, except vote withheld from the following nominee(s):

--------------------------------------------------------
                                          Receipt of Notice of Annual Meeting of
                                          Stockholders and the related Proxy
                                          Statement  is hereby acknowledged.


                                          PLEASE sign exactly as your name
                                          appears hereon.  Executors,
                                          administrators, trustees, custodians,
                                          etc. should give full title.  If
                                          shares are registered in joint names,
                                          each owner should sign.)

                                          --------------------------------, 2000
                                          SIGNATURE(S)            DATE

                                          --------------------------------, 2000
                                          SIGNATURE(S)           DATE

                              FOLD AND DETACH HERE
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Dear Stockholder:

We encourage you to take advantage of two new and convenient ways by which you can vote your shares. You can vote your shares electronically by telephone or via the Internet, which eliminates the need to return the proxy card.

Vote by Telephone: To vote your shares by telephone, use a touch-tone telephone and call the following toll-free number: 1-877-PRX-VOTE, 24 hours a day, 7 days a week. Insert the Control Number printed in the box above, just below the perforation. Follow the simple recorded instructions.

Vote by Internet: To vote via the Internet, go to web site www. eproxyvote.com/lee. Insert the Control Number printed in the box above, just below the perforation, and then follow the simple instructions. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

The Internet and telephone voting facilities will be available until midnight on January 24, 2000, the day before the Annual Meeting.

  Do Not Return The Proxy Card If You Are Voting By Telephone Or The Internet